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                                                           EXHIBIT 11.1


                PRISM FINANCIAL CORPORATION AND SUBSIDIARIES
                    BASIC AND DILUTED EARNINGS PER SHARE


                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                               THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                    JUNE 30,                            JUNE 30,
                                                                    --------                            --------
                                                             1999              1998              1999               1998
                                                             ----              ----              ----               ----
Historical:
Basic income per share:
        Net income                                           $ 5,938          $ 2,093            $ 10,834           $ 3,743
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------
        Weighted-average common shares outstanding            12,768           10,338              12,135            10,304
                                                             ------------------------            --------------------------

              Per share amount                               $  0.47          $  0.20            $   0.89           $  0.36
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------


Diluted income per share:
        Net income                                           $ 5,938          $ 2,093            $ 10,834           $ 3,743
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------

        Weighted-average common shares outstanding            12,768           10,338              12,135            10,304
        Add:  Common stock equivalents (1)                       180               72                 133                72
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------

        Diluted weighted average common shares outstanding    12,948           10,410              12,268            10,376
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------
              Per share amount                               $  0.46          $  0.20            $   0.88           $  0.36
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------

Pro forma (2), (3):

Basic income per share:
        Net income                                           $ 3,513          $ 1,299            $ 6,500            $ 2,322
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------

        Weighted-average common shares outstanding            14,625           14,625             14,625             14,625
                                                             ------------------------            --------------------------
              Per share amount                               $  0.24          $  0.09            $  0.44            $  0.16
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------

Diluted income per share:
        Net income                                           $ 3,513          $ 1,299            $ 6,500            $ 2,322
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------

        Weighted-average common shares outstanding            14,625           14,625             14,625             14,625
        Add:  Common stock equivalents (1)                       321              309                321                309
                                                             ------------------------            --------------------------
        Diluted weighted average common shares outstanding    14,946           14,934             14,946             14,934
                                                             ------------------------            --------------------------
              Per share amount                               $  0.24          $  0.09            $  0.43            $  0.16
                                                             ------------------------            --------------------------
                                                             ------------------------            --------------------------
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(1)  Calculated using the treasury stock method.

(2) Reflects the pro forma results as if the Company was taxable as a C corporation under the Internal Revenue Code for each period presented.

(3) Reflects the pro forma weighted average shares as if the shares issued at the time of the Offering, including the shares issued to Pacific
     Guarantee and Mortgage Market, were outstanding as of the beginning of each period presented.